EXHIBIT 99.2





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                    LIMITED LIABILITY COMPANY AGREEMENT

                                     OF

                         NMV SPECIAL HOLDINGS, LLC
                        DATED AS OF OCTOBER 19, 2006

           -----------------------------------------------------


===========================================================================


     THE MEMBERSHIP  INTERESTS IN NMV SPECIAL  HOLDINGS,  LLC HAVE NOT BEEN
     REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), THE SECURITIES LAWS OF ANY STATE, OR ANY OTHER APPLICABLE SECURITIES LAWS IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND THOSE LAWS. THE INTERESTS MUST BE ACQUIRED FOR INVESTMENT ONLY, AND NEITHER THE INTERESTS NOR ANY PART THEREOF MAY BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED AT ANY TIME EXCEPT IN COMPLIANCE WITH (I) THE SECURITIES ACT, ANY APPLICABLE STATE SECURITIES LAWS AND ANY OTHER APPLICABLE SECURITIES LAWS AND (II) THE TERMS AND CONDITIONS OF THIS AGREEMENT. THE INTERESTS WILL NOT BE TRANSFERRED OF RECORD EXCEPT IN COMPLIANCE WITH THOSE LAWS AND THIS AGREEMENT.


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                             TABLE OF CONTENTS

                                                                       PAGE

ARTICLE I  DEFINITIONS...................................................1


ARTICLE II  ORGANIZATION.................................................5

Section 2.01   Formation.................................................5
Section 2.02   Name......................................................5
Section 2.03   Organizational Certificates and Other Filings.............5
Section 2.04   Principal Place of Business...............................5
Section 2.05   Registered Office and Registered Agent....................5
Section 2.06   Term......................................................6
Section 2.07   Fiscal Year...............................................6
Section 2.08   No State-Law Partnership..................................6
Section 2.09   Purpose...................................................6
Section 2.10   Powers of the Company.....................................6
Section 2.11   Investment Restrictions...................................6
Section 2.12   Members' Rights and Obligations...........................6
Section 2.13   Liability of Members......................................7

ARTICLE III  MANAGEMENT OF THE COMPANY...................................8

Section 3.01   The Managing Member.......................................8
Section 3.02   Delegation by Managing Member.............................8
Section 3.03   Authority of the Managing Member..........................8
Section 3.04   Term and Replacement of the Managing Member...............9
Section 3.05   Expenses..................................................9

ARTICLE IV  CAPITAL CONTRIBUTIONS;  CAPITAL ACCOUNTS AND
ALLOCATIONS..............................................................9

Section 4.01   Capital Contributions.....................................9
Section 4.02   Capital Accounts..........................................9
Section 4.03   Capital Account Allocations..............................10
Section 4.04   Changes of Interest......................................13
Section 4.05   Valuation of Assets......................................13
Section 4.06   Liabilities; Reserves....................................13
Section 4.07   Tax Allocations..........................................13
Section 4.08   Determination by the Managing Member of Certain
               Matters..................................................14

ARTICLE V  DISTRIBUTIONS................................................14
Section 5.01   Distributions............................................14
Section 5.02   Limitations on Distributions.............................14


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ARTICLE VI  TRANSFERS OF INTERESTS......................................15

Section 6.01   Transfer of a Member's Interest..........................15
Section 6.02   Substituted Member.......................................15

ARTICLE VII  DURATION AND DISSOLUTION...................................15

Section 7.01   Duration.................................................15
Section 7.02   Dissolution..............................................16
Section 7.03   No Restoration Obligation................................16

ARTICLE VIII  TAX RETURNS; REPORTS TO MEMBERS...........................16

Section 8.01   Tax Returns..............................................16
Section 8.02   Reports to Current Members...............................17
Section 8.03   Tax Reports to Members and Former Members................17
Section 8.04   Confidentiality..........................................17

ARTICLE IX  EXCULPATION AND INDEMNIFICATION.............................19

Section 9.01   Performance of Duties....................................19
Section 9.02   Right to Indemnification.................................20
Section 9.03   Advance Payment..........................................20
Section 9.04   Nonexclusivity of Rights.................................21
Section 9.05   Savings Clause...........................................21

ARTICLE X  GENERAL PROVISIONS...........................................21

Section 10.01  Members' Holdings........................................21
Section 10.02  Other Expenses and Costs.................................21
Section 10.03  General..................................................22
Section 10.04  Amendments to Limited Liability Company Agreement........22
Section 10.05  Governing Law............................................22
Section 10.06  Notices..................................................22
Section 10.07  Entire Agreement.........................................23

     LIMITED LIABILITY COMPANY AGREEMENT of NMV SPECIAL HOLDINGS, LLC a Delaware limited liability company (the "Company"), dated and effective as of October 19, 2006, among the Persons listed on the signature pages hereto.

     WHEREAS, the Company was formed by the filing of a Certificate of Formation, dated as of October 18, 2006, which was filed in the office of the Secretary of State of Delaware on October 18, 2006.

     WHEREAS, the Members desire to enter into this Agreement to set forth their binding agreement as to the affairs of the Company, the conduct of its business and the rights and obligations of the Company.

     NOW, THEREFORE, the parties hereto agree as follows:

                                 ARTICLE I
                                DEFINITIONS
                                -----------

     As used in this Agreement, the following terms have the following meanings:

     "Accounting Period" means the period beginning on (a) in the case of the first Accounting Period, the Company's initial closing date and (b) in the case of each subsequent Accounting Period, the first Business Day following the last Business Day of the immediately preceding Accounting Period, as the case may be, and ending on the earliest of: (i) the date immediately preceding the next date on which the Company receives a capital contribution, (ii) the next date on which any Member effects a withdrawal,
(iii) the next date on which the Company makes a distribution, (iv) the last Business Day of each calendar quarter, (v) the date on which the Company dissolves or (vi) such other date as the Managing Member determines, in its sole discretion, that an allocation should be made among the Members.

     "Act" shall mean the Delaware Limited Liability Company Act (6 Del. C. ss. 18-101, et seq.), aS amended from time to time, or any successor statute thereto.

     "Affiliate" means, with respect to a Person, any other Person which directly or indirectly controls, is controlled by or is under common control with the first Person. As used herein with respect to a Member, the term Affiliate shall not include the Company.

     "Agreement" shall mean this Limited Liability Company Agreement, as amended, modified, supplemented or restated from time to time. This Agreement shall be deemed a "limited liability company agreement" within the meaning of Section 18-101(7) of the Act.

     "Allocation Date" has the meaning specified in Section 4.03(b)(ii).

     "Allocation Payment Date" has the meaning specified in Section 5.02.

     "Available  Cash" shall mean, as of any date,  the excess,  if any, of
(i) all cash received by the Company from dispositions of Securities by the Company less (ii) such cash reserves as may be determined by the Managing Member pursuant to Section 4.6.

     "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Securities Exchange Act of 1934, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition (exclusive of any rights of first refusal, rights of first offer, rights under proxies or similar rights that have not been exercised). The terms "Beneficially Owns", "Beneficially Owned" and "Beneficial Ownership" will have a corresponding meaning.

     "Business Day" means any day on which both the New York Stock Exchange is open for business and banks are required by law to be open for business in New York, New York.

     "Capital Account" has the meaning specified in Section 4.02(a).

     "Certificate" has the meaning specified in Section 2.01.

     "Class A Member" shall mean the holder of Class A Units.

     "Class B Member" shall mean the holder of Class B Units.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto.

     "Commitment" has the meaning specified in Section 4.01.

     "Company" shall have the meaning assigned to it in the opening paragraph of this Agreement.

     "Confidential Information" has the meaning specified in Section 8.04.

     "Contribution" shall mean, as the context may require, contributions made (or deemed to be made) by a Member to, or on behalf of, the Company.

     "Corporate Event" means an acquisition, merger, spin-off, or other corporate event involving Pubco.

     "Distributed Securities" means securities which may be distributed to shareholders of Pubco in respect of the Shares in a Corporate Event.

     "Excess Performance Amount" has the meaning specified in Section 4.03.

     "Fiscal Year" has the meaning specified in Section 2.07.

     "FOIA" has the meaning specified in Section 8.04(c).

     "Incentive Allocation" has the meaning specified in Section 4.03(b).

     "Index Funds" shall mean the broad based passive funds of the Class B Member and its Affiliates which track certain specified indices.

     "Investment Strategy" means the achievement of capital appreciation by
(i) investing in Pubco through open market purchases of Shares, investing in Related Securities and acquiring Distributed Securities and (ii) working together with Vantage for the purpose of demonstrating to Pubco's management values that can be achieved for Pubco and its shareholders by exploiting more fully Pubco's existing assets or otherwise.

     "Managing Member" means the Class A Member. The Managing Member shall be deemed to be a "manager" within the meaning of Section 18-101(10) of the Act.

     "Members" means the parties who hold a Membership Interest. The Members shall constitute the "members" (as that term is defined in Section 18-101(11) of the Act) of the Company.

     "Membership Interest" shall mean a Member's limited liability company interest, held in the form of units, in such Member's capacity as a Member in the Company, including such Member's right to share in the Company's profits and losses and distributions (including, without limitation, distributions of liquidation proceeds) pursuant to this Agreement and the Act and the right, if any, to participate in the management of the business and the affairs of the Company.

     "Membership Units" shall mean units of membership interest held by a Member representing such Member's Membership Interest and shall refer to the Class A Units or Class B Units as the context requires.

     "Net Asset Value" has the meaning specified in Section 4.05.

     "Net Loss" with respect to any period of determination, means the excess, if any, of the Company's Net Asset Value at the beginning of that period over the Net Asset Value at the end of that period (prior to the Incentive Allocation for such period), minus the amount of any distributions and withdrawals for that period, and plus the amount of any capital contributions to the Partnership during that period.

     "Net Profit" with respect to any period of determination, means the excess, if any, of the Company's Net Asset Value at the end of that period (prior to the Incentive Allocation for such period) over the Net Asset Value at the beginning of that period, plus the amount of any distributions and withdrawals for that period, and minus the amount of any capital contributions to the Company during that period.

     "Open Meetings Act" has the meaning specified in Section 8.04(b).

     "Performance Period" means, with respect to any Capital Account of a Member, the period beginning on either the date of the Member's initial capital contribution in respect of such Capital Account or the first Business Day following the last Business Day of the immediately preceding Performance Period, as the case may be, and ending on the earlier of (i) the next succeeding December 31st (or, if such date is not a Business Day, the last preceding Business Day) and (ii) the date on which the Company terminates.

     "Person" means any individual, partnership, joint venture, corporation, limited liability company, unincorporated organization or association, trust (including the trustees thereof in their capacity as such), government (or agency or subdivision thereof) or other entity.

     "Pro Rata Share" has the meaning specified in Section 10.02(d).

     "Proceeding" has the meaning specified in Section 9.02.

     "Proceeding Costs" has the meaning specified in Section 9.02.

     "Pubco" means National Fuel Gas Company, a New Jersey corporation.

     "Public Records Act" has the meaning specified in Section 8.04(b).

     "Related Securities" means rights, options, futures contracts, forward contracts, "spot" transactions, swap arrangements and other derivative instruments related thereto and other securities or instruments for the purpose of hedging or otherwise in connection with the Member's investment in Pubco.

     "Remaining  Undistributed  Allocation"  has the meaning  specified  in
Section 5.02.

     "Securities"   means  Shares,   Related   Securities  and  Distributed
Securities.

     "Shares" means the shares of common stock, $1.00 par value per share, of Pubco.

     "Tax Matters Member" has the meaning specified in Section 8.01.

     "Underperformance Amount" has the meaning specified in Section 4.03.

     "Underperformance  Carry-forward  Amount" has the meaning specified in
Section 4.03.

     "Unfunded Commitment" means, with respect to any Member as of any date, the amount of such Member's Commitment that has not been funded as a capital contribution.

     "Undistributed Incentive Allocation" means, as of any date, the aggregate amount credited to the Capital Account of the Class A Member pursuant to Section 4.3(b) for any Performance Period prior to such date that has not been distributed in cash to the Class A Member.

     "Vantage" means New Mountain Vantage, L.P., a Delaware limited partnership, and its related funds.

                                ARTICLE II
                               ORGANIZATION
                               ------------

     Section 2.01. Formation. The Members hereby agree to continue the Company which was formed as a Delaware limited liability company by the execution and filing of a Certificate of Formation (as the same may be amended from time to time, the "Certificate") by an authorized person as required by the Act. The rights, powers, duties, obligations and liabilities of the Members (in their respective capacities as such) shall be determined pursuant to the Act and this Agreement. To the extent that the rights, powers, duties, obligations and liabilities of any Member (in its capacity as such) are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control.

     Section 2.02. Name. The name of the Company shall be NMV Special Holdings, LLC, and all business of the Company shall be conducted in that name or in such other names, that comply with applicable law, as the Managing Member may select from time to time.

     Section 2.03...Organizational Certificates and Other Filings. If requested by the Managing Member, the Members shall promptly execute all certificates and other documents consistent with the terms of this Agreement necessary for the Managing Member to accomplish all filing, recording, publishing and other acts that may be required to comply with all requirements for (a) the formation and operation of a limited liability company under the laws of the State of Delaware and (b) the operation of the Company as a business in all jurisdictions where the Company conducts or proposes to conduct business.

     Section 2.04. Principal Place of Business. The principal place of business of the Company shall be located at 787 Seventh Avenue, 49th Floor, New York, New York 10019 or at such other place as the Managing Member may from time to time select.

     Section 2.05. Registered Office and Registered Agent. The address of the Company's registered office in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name and address of the Company's registered agent for service of process in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The Manager Member may at any time change the Company's registered office and/or registered agent for service of process in the State of Delaware.


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     Section  2.06.  Term.  The term of the Company  shall  commence on the date on which the Certificate is filed in the office of the Secretary of State of Delaware and shall continue until dissolved or terminated pursuant to this Agreement or the Act. The existence of the Company as a separate legal entity shall continue until cancellation of the Certificate as provided in the Act.

     Section 2.07. Fiscal Year. The fiscal year of the Partnership (the "Fiscal Year") shall end on December 31 of each calendar year or any other date deemed advisable by the Managing Member and permitted under the Code. The Company shall have the same Fiscal Year for United States federal and state income tax purposes and for financial and partnership accounting purposes.

     Section 2.08. No State-Law Partnership. The Members intend that the Company shall not be a partnership (including, without limitation, a limited partnership) or joint venture, and that no Member or Managing Member shall be a partner or joint venturer of any other Member or Managing Member, for any purposes other than tax purposes, and this Agreement shall not be construed to the contrary.

     Section 2.09. Purpose. The Company is formed for the purpose of carrying out the Investment Strategy. The Company shall have the power to engage in all activities and transactions which the Managing Member deems necessary or advisable in connection with the foregoing (but subject to the investment restrictions set forth in Section 2.11 and the Member's rights and obligations set forth in Section 2.12).

     Section 2.10. Powers of the Company. The Company shall have and may exercise all the powers and privileges to the fullest extent permitted by law as are necessary, appropriate or incidental to the conduct, promotion or attainment of the purpose of the Company, subject to the provisions of this Agreement, including, without limitation, (a) the Managing Member may, on behalf of the Company, enter into and perform any and all documents, agreements and instruments, all without any further act, vote or approval of any other Member; and (b) the Managing Member may authorize any Person to enter into and perform any document on behalf of the Company.

     Section 2.11. Investment Restrictions. The Company will not make any investments other than purchasing and acquiring the Securities.

     Section 2.12. Members' Rights and Obligations. Notwithstanding any provision in this Agreement to the contrary, the Members shall have the following rights and obligations:

          (a) Subject to the other provisions of this Agreement, the Class B Member shall have the right to cause the Company to make all acquisitions and dispositions of Securities by the Company and to execute and deliver any agreement, instrument or certificate on behalf, and in the name, of the Company that may be necessary in connection with acquisition and dispositions of Securities; provided, however, that the Class B Member shall consult with the Class A Member prior to any such acquisitions and dispositions, and shall make a good faith effort to coordinate any such acquisitions and dispositions with any acquisitions and dispositions of Securities by Affiliates of the Class A Member.

          (b) The Class B Member shall have the right to cause the Company to exercise all shareholder rights relating to Securities, including voting rights; provided, however, that the Class B Member shall consult with the Class A Member in the exercise of all such rights, and shall make a good faith effort to coordinate the exercise of such rights with the exercise of rights in Securities owned by Affiliates of the Class A Member.

          (c) The Class B Member shall use reasonable best efforts to provide daily notification to the Class A Member with respect to all trades of Securities by the Company and with respect to all trades in any other Securities Beneficially Owned by the Class B Member or any of its Affiliates or which are traded for the account of the Class B Member or its Affiliates. In addition, the Class B Member shall provide the Class A Member with reasonable access to all financial data relating to any such Securities for purposes of any regulatory filings of the Company.

          (d) Until such time as the Class B Member has made capital contributions to the Company equal to its Commitment and all of such Commitment has been utilized to acquire Securities or otherwise as permitted herein, the Class B Member and its Affiliates shall not, other than through the Company (or as a member of a "group" with Affiliates of the Class A Member), acquire Beneficial Ownership of any Securities, and shall not permit any other party to acquire Securities for the account of the Class B Member or any of its Affiliates; provided, however, the provisions of this Section 12.2(d) shall not apply to acquisitions of Securities by external investment managers for the account of the Class B Member or any of its Affiliates until such time as the Company files a
Schedule 13D under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. Notwithstanding the foregoing, the Class B Member may through its Index Funds Beneficially Own up to 0.1% (10 basis points) of the outstanding Shares of Pubco above the Class B Member and its Affiliates' ownership of outstanding Shares of Pubco as of the date of this Agreement at any one time other than through the Company.

          (e) Notwithstanding any other provision hereof, the Class B Member and its Affiliates shall not knowingly take any actions which will require any regulatory filings by the Company which the Company would not be required to make in the absence of such action without the consent of the Managing Member, which consent shall not be unreasonably withheld; provided, however, nothing herein shall prevent the Class B Member and its Affiliates from disposing, or causing the Company to dispose, of Securities at any time from time to time.

          (f) The Managing Member shall, after consultation with the Class B Member, cause the Company to prepare and make all regulatory filings and public statements, and have such discussions and correspondence with Pubco's management, board of directors and stockholders, as the Managing Member shall determine in furtherance of the Investment Strategy. The Class B Member shall cooperate with the Managing Member with respect to all such filings, statements, decisions and correspondence, including, without limitation, playing an active role, if so requested by the Managing Member, in any such discussions or correspondence.

     Section 2.13. Liability of Members. Except as required by the Act or as expressly set forth in this Agreement, no Member shall have any personal liability whatsoever in such Member's capacity as a Member, whether to the Company, to any of the other Members, to the creditors of the Company or to any third party, for the debts, liability, commitments or other obligations of the Company or for any losses of the Company. Each Member shall be liable only to make capital contributions as and when required by this Agreement and the other payments required to be made by such Member under the Act or this Agreement.

                                ARTICLE III
                         MANAGEMENT OF THE COMPANY
                         -------------------------

     Section 3.01. The Managing Member. Subject to the terms and conditions of this Agreement, the Managing Member shall have the sole and exclusive right and authority to manage and control the business and affairs of the Company, and shall possess all rights and powers of a "manager" of a limited liability company as provided by the Act and applicable law.

     Section 3.02. Delegation by Managing Member. The Managing Member shall have the power and authority to delegate the Managing Member's rights and powers to manage and control the business and affairs of the Company, by written instrument, to one or more Persons, including any officer, employee or agent of the Company, any Member or the Managing Member. The Managing Member may, by written instrument, authorize any Person (including, without limitation, any Member) to enter into and perform under any document on behalf of the Company.

     Section 3.03. Authority of the Managing Member. The parties agree that the Managing Member shall have the sole and exclusive power and authority on behalf of and without further action or consent of the
Members:

          (a) to execute and deliver or to authorize the execution and delivery of any documents in the ordinary course of business on behalf of the Company;

          (b) to employ, retain, consult with and dismiss such personnel as may be required for accomplishment of the business purpose set forth in
Article II;

          (c) to engage attorneys, consultants and accountants for the Company;

          (d) to develop or cause to be developed accounting procedures for the maintenance of the Company's books of account;

          (e) to appoint auditors;

          (f) to do all such other acts as shall be specifically authorized in this Agreement or by the Members in writing from time to time, including but not limited to, those acts set forth in Section 2.12(f); and

          (g) to adopt such agreements with other Persons which are practical to preserve its rights to conduct business.

     Section 3.04. Term and Replacement of the Managing Member. The Managing Member shall serve in its capacity as such until the dissolution or resignation of the Managing Member.

     Section 3.05. Expenses. The Company shall bear all out-of-pocket expenses relating to the Company's operations. The Class A Member shall bear all expenses relating to the formation and organization of the Company other than the legal fees of the Class B Member and its Affiliates related thereto.

                                ARTICLE IV
                           CAPITAL CONTRIBUTIONS;
                      CAPITAL ACCOUNTS AND ALLOCATIONS
                      --------------------------------

     Section 4.01. Capital Contributions. (a) Each of the Members have made a capital commitment (each a "Commitment") to the Company in the amount set forth in Schedule A and in return therefor have received the Membership Units set forth in Schedule A.

          (b) The Class B Member shall make capital contributions from time to time as needed to fund the purchase of Securities; provided, that, such capital contributions shall reduce the Class B Member's Unfunded Commitment.

          (c) Simultaneously with the first capital contribution by the Class B Member, the Class A Member shall make a capital contribution in an amount equal to its entire Unfunded Commitment.

          (d) The Managing Member, in its sole discretion, may request additional capital contributions from the Class B Member from time to time as needed to fund the payment of all out-of-pocket expenses of the Company and all other obligations of the Company under the terms of this Agreement.

          (e) Notwithstanding the other provisions of this Section 4.01

          (i) the Class A Member shall have the right from time to time to make additional capital commitments up to the amount set forth in Schedule A and in return therefor receive the additional Membership Units set forth in Schedule A; and

          (ii) the Class A Member shall have the right from time to time to make additional capital contributions up to the amount of the additional capital commitments in clause (i) of this provision.

     Section 4.02. Capital Accounts. (a) The Company shall establish for each Member a capital account ("Capital Account"). Capital Accounts shall be adjusted as provided in this Article.

          (b) The initial balance of the Capital Account of each Member shall be the amount of such Member's initial Contribution to the Company. The initial balance of the Capital Account of each Member shall from time to time be:

          (i) Increased by (a) the amount of any cash or the fair market value of any Securities contributed to the Company by such Member in addition to its initial capital contribution, and (b) the positive adjustments to such Capital Account provided for in this Article; and

          (ii) Decreased by (a) the amount of cash and the fair market value of other property distributed to or withdrawn by such Member and
     (b) the negative adjustments to such Capital Account provided for in this Article.

     Section 4.03. Capital Account Allocations. (a) Subject to the Incentive Allocation, as of the last Business Day of each Accounting Period, the Capital Account of each Member, including the Managing Member, shall initially be credited to reflect the Net Profit or debited to reflect the Net Loss of the Company during such Accounting Period, pro rata in proportion to the Members' respective Capital Account balances at the beginning of the Accounting Period. All calculations of Net Profit and Net Loss and the calculation of the Incentive Allocation shall be made after deduction for all general, administrative, and other operating expenses of the Company (but excluding the Company's Incentive Allocation) and any amounts necessary, in the Company's discretion, as appropriate reserves therefor.

          (b) Notwithstanding Section 4.03(a), after giving effect to the allocations provided for in Section 4.03(a), the amount, if any, of Net Profit credited to the Capital Account of each Member for such Accounting Period shall be reallocated between the Class A Member and the Class B Member as follows:

          (i) as of the last Business Day of each Performance Period, the Capital Account of the Class B Member shall be debited, and the Capital Account of the Class A Member shall be credited, in an amount equal to the Incentive Allocation, if any, during such Performance Period; and

          (ii) on the day on which the Class B Member makes a partial or total withdrawal from the Company, the Capital Account of the Class A Member shall be credited, and the Capital Account of the Class B
     Member shall be debited, in an amount equal to such portion of the Incentive Allocation then accrued as of such date (determined as if such date were the end of a Performance Period) as is in proportion to the reduction of the Class A Member's Capital Account effected by such withdrawal (which proportion shall be based on such Capital Account immediately before giving effect to such withdrawal) (any such date upon which Net Profit is reallocated as set forth in (i) or (ii) is referred to as an "Allocation Date").

     The "Incentive Allocation" with respect to the Class A Member, as of the last Business Day of any Performance Period, shall equal twenty percent (20%) of the Excess Performance Amount (as defined below) for such
Performance Period; provided that the Incentive Allocation for any Performance Period shall not exceed 100% of the Net Profit credited to the Capital Account of the Class B Member pursuant to Section 4.03(a) in respect of such Performance Period.

     The "Excess Performance Amount" for a Performance Period shall equal the amount, if any, by which:

          (i) the sum (whether positive or negative) of (A) the aggregate Net Profits or Net Losses allocated to the Class B Member for such Performance Period, minus (B) any expenses charged to the Class B Member for such Performance Period exceeds

          (ii) the Benchmark (as defined below) for such Performance Period (the amount in any Performance Period by which clause (ii) exceeds clause (i) is referred to herein as the "Underperformance Amount").

     The "Benchmark" for any Performance Period shall be an amount (whether positive or negative) equal to:

          (i) the product of (A) the sum of (I) the Class B Member's Capital Account balance as of the first Business Day of such Performance Period and (II) the Underperformance Carry-forward Account of the Class B Member as of the last day of the immediately preceding Performance Period, multiplied by (B) the percentage return (positive or negative) of the S&P 500(R) total return index, as published froM time to time by Standard & Poor's;

     plus:

          (ii) the excess, if any, of:

               (A) the product of: (I) 1.5% per annum and (II) the Class B Member's Capital Account balance as of the first Business Day of such Performance Period;

     over

               (B) the Class B Member's allocable share of all expenses for such Performance Period;

     plus:

          (iii) the Underperformance Carry-forward Account of the Class B Member as of the last day of the immediately preceding Performance Period.

     The "Underperformance Carry-forward Account" of the Class B Member shall (i) have an initial balance of zero, (ii) be increased by the Underperformance Amount, if any, of any Performance Period as of the end of such Performance Period and (iii) be decreased (but not below zero) by the Excess Performance Amount (net of any Incentive Allocation relating thereto) of any Performance Period as of the end of such Performance Period. As of any date on which the Capital Account balance of the Class B Member is reduced as a result of a distribution which is not reinvested or a withdrawal, the balance of the related Underperformance Carry-forward Account that is included in determining the Incentive Allocation shall be reduced (but not below zero), effective as of the beginning of the then-current Performance Period, by an amount equal to (a) such balance multiplied by (b) a fraction the numerator of which is equal to the amount of the distribution which is not reinvested or the withdrawal amount and the denominator of which is equal to such Capital Account balance immediately before giving effect to such distribution or withdrawal; provided that no such reduction shall be made in the event that such distribution is the result of a disposition of Securities by the Company that has been coordinated with a substantially contemporaneous disposition of Securities by the Class A Member or its Affiliates.

     If the Class B Member makes a capital contribution or receives a distribution or withdrawal during any Performance Period, the Benchmark for such Performance Period shall be calculated on the following basis: (i) such Performance Period shall be divided into sub-performance periods, with a sub-performance period ending as of the business day immediately preceding each such capital contribution or the date of each such distribution and withdrawal, as applicable, and a new sub-performance period beginning immediately thereafter, (ii) a sub-benchmark shall be calculated for each such sub-performance period on the same basis as is provided in this paragraph for the calculation of the Benchmark and (iii) the Benchmark for such Performance Period shall equal the sum of the sub-benchmarks for all such sub-performance periods within such Performance Period.

          (c) Notwithstanding anything to the contrary contained herein, no allocation of Net Loss shall be made pursuant to this Section 4.03 to the Capital Account of the Class A Member to the extent that it would cause or increase a deficit balance in such Capital Account as of the end of the Accounting Period to which the allocation relates in excess of its Unfunded Commitment. Solely for purposes of this Section 4.03(c), the balance of a Member's Capital Account shall be reduced by the amounts described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

          (d) Notwithstanding anything to the contrary contained herein, any Member who unexpectedly receives an allocation or distribution described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) or
(6) that creates or increases a deficit balance in the Member's Capital Account shall be allocated items of gross income and gain for Capital Account purposes in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the deficit balance as quickly as possible. Any amounts allocated pursuant to this Section 4.03(d) for any Accounting Period shall be excluded from Net Profit or Net Loss for the Accounting Period.

          (e) Notwithstanding anything to the contrary contained herein, but subject to Sections 4.03(c) and (d), if any allocations are made pursuant to Section 4.03(c) or 4.03(d), subsequent allocations pursuant to this Section 4.03 shall be made so that the net amount of any items allocated to each Member shall, to the extent possible, be equal to the net amount that would have been allocated to each Member if allocations pursuant to Section 4.03(c) or 4.03(d) had not been made.

          (f) To the extent, if any, that expenses to be borne by the Class A Member are deemed to constitute items of Company loss, expense or deduction rather than items of loss, expense or deduction of the Class A Member, the payment of such expenses by the Class A Member shall be deemed a capital contribution to the Company and such items shall be allocated 100% to the Class A Member.

          (g) The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with those Regulations.

     Section 4.04. Changes of Interest. To determine possible varying interests of Members during a taxable year, the Company may use any method allowable under the Code and deemed advisable by the Managing Member.

     Section 4.05. Valuation of Assets. The net asset value of the Company ("Net Asset Value") shall be determined as of the end of each Accounting Period and at such other times as the Managing Member may determine and shall be equal to the excess of value of the Company's assets over the amount of its liabilities, determined in accordance with U.S. generally accepted accounting principles and the guidelines contained in the CFA Institute Performance Presentation Standards. For the avoidance of any doubt, the value of any security held by the Company as of any date (i) that is primarily traded on a securities exchange shall be the closing sale price of such security on the principal securities exchange on which it is traded as of such date or, if no sales occurred on any such day, the mean between the closing "bid" and "asked prices" on such day, and (ii) the principal market for which is to be the over-the-counter market, the closing sale price on such day, as published by NASDAQ or any similar organization, or if such price is not so published on any such day, the mean between the closing "bid" and "asked" prices, if available, on such day, which prices may be obtained from any reputable pricing service, broker or dealer, provided, that the value of any such security as of any date that is not a Business Day shall be determined as aforesaid but as of the immediately preceding Business Day. All other Securities and assets for which market quotations are not readily available shall be valued at fair market value as reasonably determined in good faith by the Managing Member.

     Section 4.06. Liabilities; Reserves. Liabilities shall be determined in accordance with generally accepted accounting principles, applied on a consistent basis; provided, that the Managing Member in its discretion may provide reserves for estimated accrued expenses, liabilities and contingencies. Such reserves shall be charged and accrued against the net assets of the Company, in proportion to the respective Capital Account balances of each Member, in any amounts that the Managing Member deems in good faith to be necessary or prudent.

     Section 4.07. Tax Allocations. For each Fiscal Year, items of income, gain, loss, deduction or credit (including items of income or gain which are not subject to federal income taxation and items which are not deductible for federal income tax purposes and not properly chargeable to capital account) shall be allocated solely for income tax purposes among the Members in any manner, as reasonably determined by the Managing Member, that reflects equitably amounts credited or debited to each Member's Capital Account for the current and prior Fiscal Years. In this regard, the Company may specially allocate additional items of ordinary income or loss or capital gain (including short-term capital gain) or loss to a Member withdrawing all or part of its Capital Account pursuant to Article V insofar as is possible to reduce the difference, if any, between the aggregate amounts allocated to such Member's Capital Account and the aggregate amount of tax items allocated to such Member. For purposes of the foregoing, the Company may determine that an equitable method of allocation includes, without limitation, an allocation (i) pro rata based upon the relative differences between amounts allocated to the Capital Accounts and the aggregate amounts of tax items allocated to the relevant Members, or
(ii) solely to the relevant Member with the greatest such differences (taking into account such allocations). These allocations shall be made pursuant to the general principles of Sections 704(b) and 704(c) of the Code and in accordance with any temporary or final regulations adopted thereunder.

     Section 4.08. Determination by the Managing Member of Certain Matters. All matters concerning the valuation of Securities and other assets of the Company, the allocation of profits, gains and losses among the Members, including taxes thereon, and accounting procedures not expressly provided for by the terms of this Agreement shall be determined in good faith by the Managing Member.

                                 ARTICLE V
                               DISTRIBUTIONS
                               -------------

     Section 5.01. Distributions. Except as otherwise provided herein, distributions of cash and other assets to Members, if any, shall be made in accordance with each Member's Capital Account, at the times mutually agreed upon by the Members.

     Section 5.02. Distributions of the Incentive Allocation. Subject to the provisions of this Section 5.2, on the third Business Day after each Allocation Date, or as soon thereafter as practicable (each, an "Allocation Payment Date"), the Class A Member shall have the right to cause the Company to distribute to the Class A Member an amount equal to the lesser of (a) the Undistributed Incentive Allocation as of such Allocation Payment Date and (b) the amount of Available Cash held by the Company on such Allocation Payment Date. If, on any such Allocation Payment Date, the Undistributed Incentive Allocation minus the Available Cash is greater than zero, such difference (the "Remaining Undistributed Allocation") shall be paid as follows:

          (a) Upon receipt by the Company of Available Cash following such Allocation Payment Date, such Available Cash shall, unless otherwise agreed by the Class A Member, be first utilized to make a distribution to the Class A Member in an amount equal to the Remaining Undistributed Allocation relating to such Allocation Payment Date until the entire amount of the Remaining Undistributed Allocation relating to such Allocation Payment Date has been distributed to the Class A Member.

          (b) If, after twenty four months following an Allocation Payment Date, the full amount of the Remaining Undistributed Allocation relating to such Allocation Payment Date has not been distributed to the Class A Member, the Class B Member shall, upon notice from the Class A Member, cause the Company to dispose of Securities, at one or more times following such twenty four month period, in an aggregate amount sufficient to generate Available Cash for the Company for the purpose of making a distribution (or distributions) to the Class A Member of all Remaining Undistributed Allocation relating to such Allocation Payment Date not previously distributed to the Class A Member.

          (c) In the event that an amount would be available for distribution to the Class A Member pursuant to the first sentence of this
Section 5.02 on an Allocation Payment Date or pursuant to Section 5.02(a) thereafter, and the Class A Member elects not to have such amount distributed to it at that time, then (i) the Class A Member may cause such amount to be reserved for future distribution in respect of its Remaining Undistributed Allocation relating to such Payment Date and (ii) to the extent that the Class A Member does not cause such amount to be reserved, the Class B Member shall, upon notice from the Class A Member, cause the Company to dispose of Securities at one or more times in an aggregate amount sufficient to generate Available Cash for the Company for the purpose of making a distribution (or distributions) to the Class A Member of all Remaining Undistributed Allocation relating to such Allocation Payment Date not previously distributed to the Class A Member.

     Notwithstanding the foregoing, at no such time shall the Class A Member receive a distribution of the Incentive Allocation if such distribution would cause the Class A Member's Capital Account to have a balance less than the amount of the Class A Member's capital contributions.

     Section 5.03. Limitations on Distributions. Notwithstanding any provision in this Agreement to the contrary, neither the Company nor the Managing Member on behalf of the Company may make a distribution to any Member on account of such Member's Membership Interest if such distribution would violate the Act.

                                ARTICLE VI
                           TRANSFERS OF INTERESTS
                           ----------------------

     Section 6.01. Transfer of a Member's Interest. Each Member agrees that it will not, directly or indirectly, transfer or assign any Membership Interests, except with the consent of the other Member. Any attempt to transfer or assign or any purported transfer or assignment of any Membership Interests without the consent of the other Member shall be null and void. Notwithstanding the foregoing, no consent shall be required for transfers or assignments to an Affiliate of a Member.

     Section 6.02. Substituted Member. A Person who acquires any Membership Interest shall be admitted as a Member of the Company, with all rights, duties and obligations accompanying such membership pursuant to this Agreement and the Act, immediately upon such Person binding itself to this Agreement by executing the same, signing on a counterpart or executing a joinder agreement.

                                ARTICLE VI
                          DURATION AND DISSOLUTION
                          ------------------------

     Section 7.01. Duration. The Company shall continue until it is dissolved and wound up upon the first to occur of the following:

          (a) the unanimous written consent of the Members;

          (b) the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act; and

          (c) at any time there are no Members as provided under Section 18-802 of the Act.

     Section 7.02. Dissolution. Upon dissolution of the Company, the Company shall be wound up and liquidated. The Managing Member or any other person or persons who are winding-up the affairs of the Company shall make distributions out of Company assets in the following manner and order:

          (a) first, to the payment of the expenses of the winding up, liquidation and dissolution of the Company;

          (b) second, to pay all creditors of the Company, other than Members, either by the payment thereof or the making of reasonable provision therefor;

          (c) third, to establish reserves, in amounts established by the Managing Member or such liquidator, to meet other liabilities of the Company; and

          (d) fourth, to pay, in accordance with the terms agreed among them and otherwise on a pro rata basis, all creditors of the Company that are Members, either by the payment thereof or the making of reasonable provision therefor.

     The remaining proceeds, if any, plus any remaining assets of the Company, shall be applied and distributed pro rata in accordance with the positive balances of the Members' Capital Accounts, as determined after taking into account all adjustments to Capital Accounts (including the Incentive Allocation) for the Fiscal Year during which the liquidation occurs, by the end of such Fiscal Year or, if later, within ninety (90) days after the date of such liquidation. For purposes of the application of this Section 7.02 and determining Capital Accounts on liquidation, all unrealized gains, losses and accrued income and deductions of the Company shall be treated as realized and recognized immediately before the date of distribution.

     Section 7.03. No Restoration Obligation. No Member shall have an obligation to restore a negative balance in its Capital Account.

                                ARTICLE VII
                      TAX RETURNS; REPORTS TO MEMBERS
                      -------------------------------

     Section 8.01. Tax Returns. The Managing Member shall prepare and file, or cause the accountants of the Company to prepare and file, a federal information tax return in compliance with Section 6031 of the Code and any other returns that are required thereby together with any required foreign, state and local income tax and information returns for each tax year of the Company. The Managing Member shall be designated on the Company's annual federal information tax return, and have full powers and responsibilities, as the "Tax Matters Member" of the Company for purposes of Section 6231(a)(7) of the Code. If the Company shall be the subject of an income tax audit by any federal, state, or local authority, the Tax Matters Member shall be authorized to act for, and its decision shall be final and binding on, the Company and each Member.

     Section 8.02. Reports to Current Members. (a) Within ninety (90) days after the end of each Fiscal Year or as soon thereafter as reasonably possible, the Company shall prepare and mail to each Member, a financial report setting forth as of the end of that Fiscal Year:

          (i) a balance sheet of the Company;

          (ii) a statement showing the Net Profit or Net Loss, as the case may be, and aggregate Incentive Allocation for that year; and

          (iii) the Member's Capital Account as of the beginning and end of that Fiscal Year and the manner of its calculation.

          (b) In addition, the Company shall with reasonable promptness provide to each Member a report of its estimated Capital Account balance as of the last Business Day of each calendar month.

          (c) Subject to any applicable legal or contractual limitations as well as reasonable confidentiality restrictions established by the Managing Member as of the date hereof, the Class B Member shall have full access to the Company's books, records, personnel and accountants.

     Section 8.03. Tax Reports to Members and Former Members. The Company shall make commercially reasonable efforts to deliver to each Member and, to the extent necessary, to each former Member (or its legal representatives), prior to April 15 of each year a report setting forth in sufficient detail information which shall enable the Member or former Member (or its legal representatives) to prepare their respective federal income tax returns in accordance with the laws, rules and regulations then prevailing (including Schedule K-1s).

     Section 8.04. Confidentiality. (a) In connection with the organization of the Company and its ongoing business, the Members may receive or have access to confidential information concerning the Company including, without limitation, information regarding investments or positions in Pubco, valuations, analyses, financial information, and trade secrets (the "Confidential Information"), which is non-public and may be proprietary in nature. No Member, nor any Affiliate of any Member, shall disclose or cause to be disclosed any Confidential Information to any Person nor use any Confidential Information for its own purposes or its own account, except (a) to its employees, officers, directors and advisors, in each case who agree to keep such information confidential, in connection with monitoring its investment in the Company and (b) as otherwise required by any regulatory authority, law or regulation, or by legal process.

          (b) The Managing Member, on behalf of the Company, hereby acknowledges that the Class B Member is a public agency subject to state laws, including, without limitation, the California Public Records Act (Cal. Govt. Code ss. 6250, et seq.) (the "Public Records Act"), which provides generally that all records relating to A public agency's business are open to public inspection and copying unless exempted under the Public Records Act, and the Bagley-Keene Open Meetings Act (Cal. Govt. Code ss. 11,120, et seq.) (the "Open Meetings Act"), which provides generally for open meetings for local legislative bodies. Neither the Company nor the Managing Member shall make any claim against the Class B Member if it makes available to the public any report, notice or other information the Class B Member received from the Company or the Managing Member which was required to be made public by the Class B Member pursuant to any of the foregoing laws, including the Public Records Act or the Open Meetings Act.

          (c) To the extent that the Managing Member determines in good faith that there is a reasonable likelihood that as a result of the Freedom of Information Act, 5 U.S.C. ss. 552, ("FOIA"), any state public records accesS law, any state or other jurisdiction's laws similar in intent or effect to FOIA, or any other similar statutory or regulatory requirement, the Class B Member or any of its Affiliates may be required to disclose non-public information relating to the Company, the Class B Member hereby agrees to use commercially reasonable efforts to notify the Managing Member promptly in writing of any such potential disclosure and to take commercially reasonable steps to oppose and prevent the requested disclosure unless (i) a court order to disclose such information has been issued by a court of competent jurisdiction or the Class B Member is advised by counsel (which may be staff counsel regularly employed by the Class B Member) that there exists no reasonable basis on which to oppose such disclosure, (ii) the Managing Member does not object in writing to such disclosure within ten (10) days (or such lesser time period as stipulated by the applicable law) of such notice or (iii) such disclosure relates solely to fund-level, aggregate performance information (i.e., aggregate cash flows, overall "IRRs", the year of formation of the Company, and the Class B Member's own capital contribution) and does not include (A) any information relating to the Company, (B) copies of this Agreement and related documents or (C) any other information not referred to in clause
(iii) above.

          (d) In order to preserve the confidentiality, and to prevent the disclosure by the Class B Member which disclosure the Managing Member determines in good faith is reasonably likely to occur, of certain information disseminated by the Managing Member or the Company under this Agreement that the Class B Member is entitled to receive pursuant to the provisions of this Agreement, including, but not limited to, quarterly, annual and other reports (other than U.S. Internal Revenue Service Schedule K-1s) and information provided at the Company's informational meetings, the Managing Member may (i) require the Class B Member to return any copies of any of the foregoing information provided to it by the Managing Member or the Company to the extent that the Class B Member is permitted to do so under applicable law, (ii) provide to the Class B Member access to any of the foregoing information only at the Company's (or its counsel's) office or (iii) withhold all or any part of the foregoing information otherwise to be provided to the Class B Member other than the fund-level, aggregate performance information specified in Section 8.04(c)(iii) above and the U.S. Internal Revenue Service Schedule K-1s; provided, that the Managing Member shall not withhold any information pursuant to this clause (iv) if the Class B Member confirms in writing to the Managing Member that compliance with the procedures provided for in clauses (ii) or (iii) above or other means mutually agreeable to the Managing Member and the Class B Member would be legally sufficient to prevent such potential disclosure.

          (e) The Managing Member hereby agrees that the obligation of the Class B Member pursuant to Section 8.04(c) above to use commercially reasonable efforts to notify the Managing Member promptly in writing of any such potential disclosure shall apply only to the maximum extent permitted by law. If applicable, the Managing Member shall provide to the Class B Member the evidence described in paragraph (f), below, within five (5) Business Days (or such shorter period as is reasonably necessary to assist the Class B Member in complying with statutory deadlines) of the notice the Class B Member provides under this paragraph (e).

          (f) The Class B Member reasonably believes that it will not be required to disclose information in its records about any investment of the Company if the Managing Member provides satisfactory evidence (taking into account evidentiary standards and changes to the public disclosure laws of the State of California, which may expand or contract applicable public disclosure act exemptions) that:

          (i) such information is a "trade secret" (as defined in Cal. Civil Code ss. 3426.1(d)) of the Company thaT (A) derives independent economic value from not being generally known to the public or to other persons who can obtain economic value from its disclosure or use; (B) is subject to the reasonable efforts under the circumstances of the Managing Member and the Company to maintain its secrecy; and
     (C) the non-disclosure of which would not conceal fraud or work an injustice (see Cal. Evidence Code ss. 1060); or

          (ii) the interests served by not disclosing such information clearly outweigh the public interest served by disclosure of such information.

          (g) The Company may take legal action to prevent the disclosure of the information regarding the Company's investments and, in doing so, assumes all expenses and liabilities incurred by it in connection with such legal action.

                                ARTICLE IX
                      EXCULPATION AND INDEMNIFICATION
                      -------------------------------

     Section 9.01. Performance of Duties. (a) No Member or Managing Member shall have any duty to any other Member or the Company, except as expressly set forth herein. In performing its duties, each such Person shall be entitled to rely in good faith on the provisions of this Agreement and on information, opinions, reports or statements (including financial statements and information, opinions, reports or statements as to the value or amount of the assets, liabilities, profits or losses of the Company or any facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid) of the following other Persons or groups: the Managing Member, one or more employees of the Managing Member; any attorney, independent accountant, appraiser or other expert or professional employed or engaged by or on behalf of the Company or the Managing Member; or any other Person who has been selected with reasonable care by or on behalf of the Company or the Managing Member in each case as to matters which such relying Person reasonably believes to be within such other Person's competence. The preceding sentence shall in no way limit any Person's right to rely on information to the extent provided in Section 18-406 of the Act. No Member or Managing Member of the Company shall be personally liable under any judgment of a court, or in any other manner, for any debt, obligation or liability of the Company, whether that liability or obligation arises in contract, tort or otherwise, solely by reason of being a Member or Managing Member of the Company.

          (b) Any duties (including fiduciary duties) of a Member or Managing Member to the Company or to any other Member that would otherwise apply at law or in equity are hereby eliminated to the fullest extent permitted under the Delaware Act and any other applicable law; provided that (a) the foregoing shall not eliminate the obligation of each Member to act in compliance with the express terms of this Agreement and (b) the foregoing shall not be deemed to eliminate the implied contractual covenant of good faith and fair dealing.

     Section 9.02. Right to Indemnification. Subject to the limitations and conditions provided for in this Article IX, each Person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or arbitrative (hereinafter a "Proceeding"), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that such Person, or a Person of which such Person is the legal representative, is or was a Member or Managing Member (or officer or director or shareholder of any of the foregoing) shall be indemnified by the Company to the fullest extent permitted by applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including, without limitation, reasonable attorneys' fees incurred in connection with any such Proceeding or any action by a Person to enforce its rights under this Article IX) actually incurred by such Person in connection with such Proceeding, appeal, inquiry or investigation (any of such judgments, penalties, fines, settlements or expenses "Proceeding Costs"), except to the extent that any such judgments, penalties, fines, settlements and expenses shall have been the result of gross negligence, fraud or intentional misconduct of the Person otherwise entitled to indemnification. The indemnification under this Article IX shall continue as to a Person who has ceased to serve in the capacity which initially entitled such Person to indemnity hereunder. The rights granted pursuant to this Article IX shall be deemed contract rights, and no amendment, modification or repeal of this
Article IX shall have the effect of limiting or denying any such rights with respect to actions taken or Proceedings, appeals, inquiries or investigations arising prior to any amendment, modification or repeal. It is expressly acknowledged that the indemnification provided in this Article IX could involve indemnification for negligence or under theories of strict liability.

     Section 9.03. Advance Payment. The right to indemnification conferred in this Article IX shall include the right to be paid or reimbursed by the Company the reasonable expenses incurred by a Person of the type entitled to be indemnified under Section 9.02 who was, is or is threatened to be, made a named defendant or respondent in a Proceeding in advance of the final disposition of the Proceeding and without any determination as to the Person's ultimate entitlement to indemnification; provided, however, that such Person shall be obligated to repay all amounts so advanced if it shall ultimately be determined that such indemnified Person is not entitled to be indemnified under this Article IX or otherwise.

     Section 9.04. Nonexclusivity of Rights. The right to indemnification and the advancement and payment of expenses conferred in this Article IX shall not be exclusive of any other right that a Member or Managing Member or other Person indemnified pursuant to this Article IX may have or hereafter acquire under any law (common or statutory) or provision of this Agreement or otherwise.

     Section 9.05. Savings Clause. If this Article IX or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Person indemnified pursuant to this Article IX as to costs, charges and expenses (including reasonable attorneys' fees), judgments, fines and amounts paid in settlement with respect to any such Proceeding, appeal, inquiry or investigation to the full extent permitted by any applicable portion of this Article IX that shall not have been invalidated and to the fullest extent permitted by applicable law.

                                 ARTICLE X
                             GENERAL PROVISIONS
                             ------------------

     Section 10.01. Members' Holdings. The Class A Member represents and warrants that it and its Affiliates Beneficially Own as of the day immediately prior to the date of this Agreement approximately 4.5152% of the outstanding Shares of Pubco (without giving effect to any Beneficial Ownership as a result of being a member of a "group" with the Class B Member and its Affiliates) and hold no other interests in Pubco as of such date. The Class B Member represents and warrants that it and its Affiliates Beneficially Own as of the day immediately prior to the date of this Agreement approximately 0.9946% of the outstanding Shares of Pubco (without giving effect to any Beneficial Ownership as a result of being a member of a "group" with the Class A Member and its Affiliates) and hold no other interests in Pubco as of such date.

     Section 10.02. Other Expenses and Costs. (a) The Company shall pay to the Class A Member and its Affiliates, the Company's Pro Rata Share of costs, fees and expenses of the Class A Member or any of its Affiliates in furtherance of the Investment Strategy, including, but not limited to, costs, fees and expenses of advisors and counsel of making and preparing regulatory filings, of corresponding with Pubco's management, and of research relating to the Investment Strategy and any Proceeding Costs of the Class A Member or any of its Affiliates relating to the Investment Strategy (other than any Proceeding Costs which are the result of gross negligence, fraud or intentional misconduct of the Class A Member or any of its Affiliates).

          (b) The Class A Member or its Affiliates shall:

          (i) pay to the Company, its Pro Rata Share of any Proceeding Costs of the Company relating to the Investment Strategy (other than any Proceeding Costs which are the result of gross negligence, fraud or intentional misconduct of the Class B Member or any of its Affiliates); and

          (ii) pay to the Class B Member, its Pro Rata Share of any Proceeding Costs of the Class B Member or its Affiliates relating to the Investment Strategy (other than any Proceeding Costs which are the result of gross negligence, fraud or intentional misconduct of the Class B Member or any of its Affiliates).

          (c) To the extent that Vantage and its related funds shall be required to indemnify any Covered Person (as such term is defined in the limited partnership agreements for Vantage and its related funds) in connection with the Investment Strategy, the Company and the Class B Member shall pay to Vantage its Pro Rata Share of such indemnification obligations.

          (d) As used in this Section 10.2, "Pro Rata Share," (i) with respect to the Class A Member, shall mean the fraction, expressed as a percentage, equal to (y) the aggregate acquisition cost of investments in Securities by the Class A Member and its Affiliates divided by (z) the aggregate acquisition cost of investments in Securities by the Company and the Class A Member and its Affiliates and (ii) with respect to the Company or the Class B Member, shall mean the fraction, expressed as a percentage, equal to (y) the aggregate acquisition cost of investments in Securities by the Company divided by (z) the aggregate acquisition cost of investments in Securities by the Company and the Class A Member and its Affiliates; in each case, without giving effect to any dispositions of Securities by the Company or by the Class A Member or any of its Affiliates, as applicable. To the extent that following any payment of amounts hereunder the Pro Rata Share changes, the Class A Member, the Class B Member and the Company, as applicable, shall make such payments to each other as are necessary to reflect the intent of this Section.

     Section 10.03. General. This Agreement (a) shall be binding on the executors, administrators, estates, heirs and legal successors and representatives of the Members and (b) may be executed in one or more counterparts, all of which shall constitute one and the same instrument.

     Section 10.04. Amendments to Limited Liability Company Agreement. The terms and provisions of this Agreement may be modified or amended at any time by unanimous written consent of the Members.

     Section 10.05. Governing Law. The parties expressly agree that all the terms and provisions hereof shall be construed under the laws of the State of Delaware and, without limitation thereof, that the Act as now adopted or as may be hereafter amended shall govern the partnership aspects of this Agreement.

     Section 10.06. Notices. Each notice relating to this Agreement shall be in writing and delivered (a) in person, by registered or certified mail or by private courier (b) by facsimile or (c) by electronic mail. All notices to the Company shall be addressed to its office and principal place of business. All notices addressed to a Member shall be addressed to the Member at the address set forth in the records of the Company.

     Section 10.07. Entire Agreement. This Agreement constitutes the entire contract among the parties hereto relative to the subject matter hereof and supersedes all prior term sheets, discussions, negotiations and agreements, written or oral, with respect thereto.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.


                                 NEW MOUNTAIN VANTAGE GP, L.L.C.


                                 By: /s/ Steven B. Klinsky
                                     ---------------------------
                                     Name:  Steven B. Klinsky
                                     Title: Managing Member of
                                 New Mountain Vantage GP. L.L.C.



                                 CALIFORNIA PUBLIC EMPLOYEES'
                                 RETIREMENT SYSTEM


                                 By: /s/ Christy Wood
                                     ---------------------------
                                     Name:  Christy Wood
                                     Title: Senior Investment Officer

                                                                SCHEDULE A


                            MEMBERSHIP INTERESTS
                            --------------------




        Class A Member                 Class A Units    Capital Commitment
-------------------------------------  ---------------- ------------------
New Mountain Vantage GP, L.L.C.           100.00             $100,000
                                       ---------------- ------------------
                                          100.00             $100,000

                                        Additional           Additional
                                       Class A Units    Capital Commitment
                                       ---------------- ------------------
                                          900.00             $900,000
                                       ---------------- ------------------
                                          900.00             $900,000




        Class B Member                 Class B Units    Capital Commitment
------------------------------------   ---------------- ------------------
California Public Employees'
Retirement System                         100.00             $100,000,000
                                       ---------------- ------------------
                                          100.00             $100,000,000